UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 11, 2010

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street

El Segundo, California 90245

(Address of principal executive offices including Zip Code)

(310) 536-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2010, the Board of Directors (the “Board”) of DaVita Inc. (the “Company”) appointed Luis Borgen as Chief Financial Officer of the Company effective at the close of business on the first business day following the day on which the Company files its Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 with the Securities and Exchange Commission. Upon joining the Company, Mr. Borgen will serve as Senior Vice President of the Company until the effective date of his appointment by the Board as Chief Financial Officer of the Company. The disclosure required by Item 5.02(c) of Form 8-K, including the material terms of Mr. Borgen’s employment agreement effective February 26, 2010, were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2010 and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: March 17, 2010

	By:	/s/ KIM M. RIVERA
Kim M. Rivera
Vice President, General Counsel and Secretary